EXHIBIT 21

ENTITIES OF ALLERGAN, INC.

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
1.	Allergan Productos Farmaceuticos S.A.	Argentina
2.	Allergan Australia Pty Limited	Australia
3.	Inamed Pty Ltd.	Australia
4.	Collagen Vertrieb Biomedizinischer Produkte Gesellschaft m.b.H.	Austria
5.	Allergan N.V.	Belgium
6.	Collagen Aesthetics Benelux S.A.	Belgium
7.	Allergan Holdings B Ltd.	Bermuda
8.	Allergan Produtos Farmacêuticos Ltda.	Brazil
9.	Inamed do Brazil Ltda	Brazil
10.	McGhan Do Brazil	Brazil
11.	Allergan Inc.	Canada
12.	Allergan Pharmaceuticals Ireland	Cayman Islands
13.	Allergan Holdings C, Ltd.	Cayman Islands
14.	Allergan Laboratorios Limitada	Chile
15.	Allergan de Colombia S.A.	Colombia
16.	Allergan Costa Rica, S.R.L.	Costa Rica
17.	Allergan A/S	Denmark
18.	Allergan France S.A.S.	France
19.	Allergan Holdings France SAS	France
20.	Collagen Aesthetics France SARL	France
21.	Allergan Industrie S.A.S.	France
22.	S.C.I. Focus	France
23.	S.C.I. Val Promery	France
24.	Pharm-Allergan GmbH	Germany
25.	Allergan Asia Limited	Hong Kong
26.	Allergan Asia (Taiwan) Ltd.	Hong Kong
27.	Allergan Hong Kong Limited	Hong Kong
28.	Allergan Healthcare India Private Limited	India
29.	Allergan India Private Limited*	India
30.	Allergan Pharmaceutical Development Center India Private Limited	India
31.	Allergan Botox Limited	Ireland
32.	Allergan Sales, Limited	Ireland
33.	Allergan Services International, Limited	Ireland
34.	Allergan Pharmaceuticals Holdings (Ireland) Limited	Ireland
35.	McGhan Limited	Ireland
36.	McGhan Ireland Holdings Ltd.	Ireland
37.	Medisyn Technologies Limited	Ireland
38.	BioEnterics Limited	Ireland
39.	Chamfield Limited	Ireland
40.	Collagen Aesthetics International Limited	Ireland
41.	The Seabreeze Holdings LLC Inamed International Corporation Limited Partnership	Ireland
42.	Seabreeze Silicone Limited	Ireland
43.	Allergan S.p.A.	Italy
44.	Allergan K.K.	Japan
45.	Allergan International YK	Japan
46.	Allergan NK	Japan
47.	Collagen KK	Japan
48.	McGhan Medical Group	Japan
49.	McGhan Medical Asia Pacific	Japan
50.	Allergan Korea Limited	Korea

TAB	NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION
51.	Collagen Luxemburg S.A.	Luxemburg
52.	Allergan Malaysia Sdn. Bhd.	Malaysia
53.	Allergan, S.A. de C.V.	Mexico
54.	Allergan Servicios Profesionales, S. de R.L. de C.V.	Mexico
55.	BioEnterics Latin America S.A. de C.V.	Mexico
56.	McGhan Medical Mexico S.A. de C.V.	Mexico
57.	Allergan B.V.	Netherlands
58.	Allergan Services B.V.	Netherlands
59.	McGhan Medical B.V.	Netherlands
60.	Allergan Holdings B.V.	Netherlands Antilles
61.	Allergan New Zealand Limited	New Zealand
62.	Allergan AS	Norway
63.	Allergan C.I.S. SARL	Russia
64.	Allergan Singapore Pte. Ltd.	Singapore
65.	Endoart Singapore Pte. Ltd.	Singapore
66.	Allergan Pharmaceuticals (Proprietary) Limited	South Africa
67.	Allergan, S.A.U.	Spain
68.	Allergan Norden AB	Sweden
69.	Allergan AG	Switzerland
70.	Allergan Medical SA	Switzerland
71.	Allergan (Thailand) Ltd.	Thailand
72.	Allergan Holdings Limited	United Kingdom
73.	Allergan Limited	United Kingdom
74.	Collagen Aesthetics (UK) Limited	United Kingdom
75.	Inamed Aesthetics Limited	United Kingdom
76.	McGhan Medical UK Limited	United Kingdom
77.	Allergan Optical Irvine, Inc.	United States/CA
78.	Allergan Sales Puerto Rico, Inc.	United States/CA
79.	CUI Corporation	United States/CA
80.	Herbert Laboratories	United States/CA
81.	Inamed Development Company	United States/CA
82.	Oculex Pharmaceuticals, Inc.	United States/CA
83.	Silicone Engineering, Inc.	United States/CA
84.	Allergan USA, Inc.	United States/DE
85.	Allergan America, LLC	United States/DE
86.	Allergan Holdings, Inc.	United States/DE
87.	Allergan Puerto Rico Holdings, Inc.	United States/DE
88.	Allergan Sales, LLC	United States/DE
89.	Allergan Specialty Therapeutics, Inc.	United States/DE
90.	Inamed, LLC	United States/DE
91.	Inamed Corporation	United States/DE
92.	Inamed International Corp.	United States/DE
93.	Pacific Pharma, Inc.	United States/DE
94.	Seabreeze LP Holdings, LLC	United States/DE
95.	Flowmatrix Corporation	United States/NV
96.	TotalSkinCare.com Corporation	United States/NV
97.	Allergan de Venezuela, S.A.	Venezuela

*	Except for Allergan India Private Limited, all of the above-named subsidiaries are 100% owned by the Registrant. Allergan India Private Limited is 51% owned by the Registrant.